EXHIBIT 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas (949) 231-3061	Thomas Schiller (949) 231-4700

Skyworks Achieves Record Revenues and Profitability
for the First Fiscal Quarter of 2005

Revenues Up 26 Percent Year-Over-Year to $220 Million with
Pro Forma Operating Income Up 113 Percent and EPS Up 225 Percent

WOBURN, Mass., Jan. 19, 2005 – Skyworks Solutions, Inc. (NASDAQ: SWKS), the industry’s leading wireless semiconductor company focused on radio frequency (RF) and complete cellular system solutions for mobile communications applications, today announced record revenues of $220.2 million for the first fiscal quarter ended December 31, 2004, representing a 26 percent increase when compared to revenues of $175.1 million during the first fiscal quarter of 2004. Revenues increased sequentially and were in line with the company’s guidance.

        On a pro forma basis, operating income for the first fiscal quarter was $23.7 million, up 113 percent from the $11.1 million for the same period a year ago and up 12 percent sequentially, ahead of the company’s forecast of a 10 percent improvement. GAAP operating income for the first fiscal quarter was $22.9 million, compared to $10.4 million in the corresponding quarter a year ago and versus $18.8 million in the fourth fiscal quarter of 2004. Pro forma diluted earnings per share was $0.13, up 225 percent year over year, and in line with consensus estimates. GAAP diluted earnings per share during the quarter was $0.09 versus $0.03 in the first fiscal quarter of 2004.

        “Our revenue growth and strong financial performance reflect the consistent market share gains we have achieved as our customers seek best-in-class wireless semiconductor solutions, higher levels of product integration, and a clear path to third generation services,” said David J. Aldrich, Skyworks’ president and chief executive officer. “Driven by the rapid customer adoption of our LIPA™ WCDMA modules, Helios™ EDGE radios and Pegasus™ multimedia system solutions, we continue to gain market momentum and benefit from the transition to EDGE and 3G—where product size, performance, cost and power efficiency are at a premium. As a result, we expect another year in which Skyworks will outperform the overall mobile communications market.”

Financial Achievements

o	Delivered all-time high revenues, up 26 percent year-over-year

o	Achieved record operating income and earnings per share

o	Improved inventory turns to 6.7 times and increased cash balance to $216 million

Product Highlights

Mobile Platforms

o	Commenced volume production of GPRS radios with the world's leading handset OEM via a Taiwanese ODM

o	Increased customer base for WCDMA solutions to 6 OEMs

o	Received first purchase orders from Sony Ericsson for a highly integrated transmit front-end module

o	Launched industry's first 6 x 6 mm silicon EDGE DCR™ Transceiver

o	Captured key design win with UT Starcom for complete cellular system solution

o	Expanded system solutions portfolio with NEC to include more than 8 models based upon the Pegasus™ Multimedia Platform

Linear Products

o	Secured strategic design wins with precision analog product portfolio targeting medical and industrial applications

o	Initiated volume production of ultra-linear control ICs for multiple Research in Motion (RIM) Blackberry™ devices

o	Ramped portfolio of variable attenuators to enable dynamic positioning of 3G base stations

o	Introduced automotive tire pressure sensing and personal area networking solutions

Business Outlook

        “As we enter the March quarter, we are assuming handset market seasonality in the 13 to 15 percent range, which we expect to partially offset with shipments of our next-generation products and share gains at several top-tier OEMs. At the same time, we are entering into consignment inventory agreements with two of our largest customers. While these hub arrangements solidify our relationships and enable us to proliferate our products throughout each account, they will have a one-time revenue impact in the current period. As a result, we are forecasting March quarterly revenues to be approximately $190 million,” said Allan M. Kline, Skyworks’ vice president and chief financial officer. “Operationally, we expect to maintain gross margins between 38 and 39 percent and anticipate operating expenses to remain flat sequentially. Based upon the ramp of our EDGE and 3G portfolio, specific program launches, and the normalization of revenue following the stocking of these hubs, we anticipate sequential growth in the June quarter, continuing throughout the balance of 2005.”

Skyworks’ First Quarter Conference Call

        Skyworks will host a conference call at 5:00 p.m. Eastern time (ET) today to discuss the first quarter 2005 fiscal year. To listen to the conference call via the Internet, please visit the Investor Relations section of Skyworks’ website at www.skyworksinc.com. To listen to the conference call via telephone, please call 800.946.0706 (domestic) or 719.457.2638 (international), security code: Skyworks.

        Playback of the conference call will begin at 9 p.m. ET on Wednesday, Jan. 19, and end at 9 p.m. ET on Wednesday, Jan. 26, 2005. The replay will be available on Skyworks’ Web site or by calling 888.203.1112 (domestic) or 719.457.0820 (international); access code: 343367#.

About Skyworks

        Skyworks Solutions, Inc. is the industry’s leading wireless semiconductor company focused on RF and complete cellular system solutions for mobile communications applications. The company provides front-end modules, RF subsystems and cellular systems to handset, WLAN and infrastructure customers.

        Skyworks is headquartered in Woburn, Mass., with executive offices in Irvine, Calif. The company has design, engineering, manufacturing, marketing, sales and service facilities throughout North America, Europe, Japan, China, Korea, Taiwan and India. For more information please visit www.skyworksinc.com.

Safe Harbor Statement

        This press release, and related conference call, includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements included in this press release and related conference call, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements include information relating to future results of Skyworks (including certain projections and anticipated business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “believes,” “plans,” “may,” “will,” “continue,” similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those expressed.

        These risks and uncertainties include, but are not limited to: global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by the company’s and its customers’ products; demand for and market acceptance of new and existing products; the ability to develop, manufacture and market innovative products in a rapidly changing technological environment; the ability to compete with products and prices in an intensely competitive industry; product obsolescence; losses or curtailments of purchases from key customers or the timing of customer inventory adjustments; the timing of new product introductions; the availability and extent of utilization of raw materials, critical manufacturing equipment and manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; fluctuations in manufacturing yields; the ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; the ability to attract and retain qualified personnel; labor relations of the company, its customers and suppliers; economic, social and political conditions in the countries in which Skyworks, its customers or its suppliers operate, including health and security risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company’s filings with the Securities and Exchange Commission.

        These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SKYWORKS SOLUTIONS, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands)		Quarter Ended Dec 31, 2004		Quarter Ended Jan 2, 2004
Net revenues	$	220,160	$	175,108
Cost of goods sold		132,141		105,540
Gross profit		88,019		69,568
Operating expenses:				
Research and development		37,113		38,065
Selling, general and administrative		27,224		20,361
Amortization of intangibles		737		769
Total operating expenses		65,074		59,195
Operating income		22,945		10,373
Interest expense		(3,533)		(5,374)
Other income, net		1,121		453
Income before income taxes		20,533		5,452
Provision for income taxes		6,616		1,280
Net income	$	13,917	$	4,172
Earnings per share:				
Basic	$	0.09	$	0.03
Diluted	$	0.09	$	0.03
Weighted average shares:				
Basic		156,440		148,784
Diluted		158,905		150,997

SKYWORKS SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)		Dec 31, 2004		Oct 1, 2004
Assets				
Current assets:				
Cash, cash equivalents and short-term investments	$	215,695	$	214,552
Accounts receivable, net		170,860		157,772
Inventories		79,274		79,572
Prepaid expenses and other current assets		10,875		11,968
Property, plant and equipment, net		150,616		150,009
Goodwill and intangible assets, net		519,661		524,388
Other assets		28,370		30,545
Total assets	$	1,175,351	$	1,168,806
Liabilities and Equity				
Current liabilities:				
Short-term debt	$	50,000	$	50,000
Accounts payable		74,510		73,405
Accrued liabilities and other current liabilities		43,515		57,846
Long-term debt		230,000		230,000
Other long-term liabilities		6,461		5,932
Stockholders' equity		770,865		751,623
Total liabilities and equity	$	1,175,351	$	1,168,806